Exhibit 99.4

Unaudited Combined Pro Forma Financial Data

The following unaudited pro forma combined financial information has been prepared to give effect to the acquisition of iLead Media, Inc. by Think Partnership, Inc. The transaction is being accounted for as a purchase business combination.

On May 23, 2006, Think Partnership, Inc. completed the acquisition of iLead media, Inc. for an initial purchase price of $18,413,440 million. In addition, acquisition-related closing expenses of approximately $100,000 were incurred.

The acquisition has been accounted for using purchase price accounting in accordance with Financial Accounting Standard No.141 - Business Combinations. The unaudited pro forma combined statement of financial position as of March 31, 2006 gives effect to the acquisition as if the acquisition had occurred on that date. The unaudited pro forma combined balance sheet includes the balance sheets of Think Partnership, Inc. and Ilead Media, Inc. as of March 31, 2006.

The unaudited pro forma combined statements of income for the year ended December 31, 2005 and for the three months ended March 31, 2006 give effect to the acquisition as if the acquisition had occurred on January 1, 2005. The unaudited pro forma combined statements of income presented for the year ended December 31, 2005 and for the three months ended March 31, 2006 include historical financial results of Think Partnership, Inc. and iLead Media, Inc. for the year ended December 31, 2005 and for the three months ended March 31, 2006. Any savings or additional costs, which may be realized through the integration of the operations have not been estimated or included in the unaudited pro forma combined statements of income.

The unaudited pro forma financial information includes the adjustments that have a continuing impact to the combined company to reflect the transaction using purchase accounting. The pro forma adjustments are described in the notes to the unaudited pro forma financial information. The adjustments are based upon preliminary information and certain management judgments and estimates. The purchase accounting adjustments are subject to revisions, which will be reflected in future periods. Revisions, if any, are not expected to have a material effect on the statement of income or financial position of Think Partnership, Inc.

The unaudited pro forma financial information and accompanying notes are presented for illustrative purposes only and do not purport to be indicative of, and should not be relied upon as indicative of, the financial position or operating results that may occur in the future or that would have occurred if the acquisition had been consummated on January 1, 2005 or March 31, 2006, as applicable. The unaudited pro forma financial information should be read in conjunction with:

(1) Think Partnerhsip, Inc.’s consolidated financial statements and notes thereto and management’s discussion and analysis for the year ended December 31, 2005 filed as part of Think Partnership, Inc.’s Annual Report on Form 10-KSB

(2) Think Partnership, Inc.’s consolidated financial statements and notes thereto and management’s discussion and analysis for the three months ended March 31, 2006 filed as part of Think Partnership, Inc.’s Quarterly Report on Form l0-QSB.

(3) iLead Media, Inc.’s audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2005, included as Exhibit 99.1 of this Form 8-K.

(4) iLead Media, Inc.’s unaudited consolidated financial statements and notes thereto as of and for the three months ended March 31, 2006 and 2005, included as Exhibit 99.2 of this Form 8-K.

Think Partnership, Inc.

Combined Pro Forma Balance Sheet (Unaudited)

March 31, 2006

	Think	iLead		Adjustments	Total
Assets
Current Assets
Cash and Cash Equivalents	$1,735,931	$614,490			$2,350,421
Restricted Cash	421,186	0			421,186
Accounts Receivable (Net of Allowance)	6,073,247	322,797			6,396,044
Other Current Assets	2,551,030	36,375			2,587,405
Total Current Assets	10,781,394	973,662			11,755,056
Property and Equipment, net	3,595,787	102,724			3,698,511
Other Assets
Goodwill	51,571,911	0	(1)	12,203,666	63,775,577
Intangible Assets	12,528,340	0	(1)	5,482,806	18,011,146
Other Assets	506,086	606,762			1,112,848
Total Other Assets	64,606,337	606,762		17,686,472	82,899,571
Total Assets	$78,983,518	$1,683,148		$17,686,472	$98,353,138

Liabilities and Shareholders’ Equity
Current Liabilities
Current Portion of Long-Term Debt	$2,370,955	$0			$2,370,955
Notes Payable – Line of Credit	0	0			0
Accounts Payable	4,635,348	271,081			4,906,429
Other Current Liabilities	4,535,717	685,099			5,220,816
Total Current Liabilities	11,542,020	956,180			12,498,200
Long-Term Liabilities	17,244,551	0	(1)	9,206,720	26,451,271
Shareholders’ Equity
Common Stock	43,801	11,346	(1)	(6,696)	48,451
Additional Paid in Capital	54,632,778	0	(1)	19,202,070	63,834,848
Accumulated Deficit	(4,028,656)	715,622	(1)	(715,622)	(4,028,656)
Treasury Stock	(540,000)	0			(540,000)
Accumulated other comprehensive income	89,024	0			89,024
Total Shareholders’ Equity	50,196,947	726,968		8,479,752	59,403,667
Total Liabilities and Shareholders’ Equity	$78,983,518	$1,683,148		$17,686,472	$98,353,138

Think Partnership Inc

Combined Pro Forma Statement of Income and Comprehensive Income (Unaudited)

Twelve Months Ended December 31, 2005

	Think	iLead		Adjustments	Total
Net Revenue	$40,440,729	$12,485,367			$52,926,096
Cost of Revenue	13,853,863	3,810,733			17,664,596
Gross Profit	26,586,866	8,674,634			35,261,500
Selling, General and Administrative Expenses	24,922,388	4,902,239			29,824,627
Amortization of Purchased Intangibles	1,546,859	0	(2)	1,370,702	2,917,561
Income from Operations	117,619	3,772,395		(1,370,702)	2,519,312
Other Income(Expense)
Interest Income	78,140	0			78,140
Interest Expense	(172,704)	(7,707)			(180,411)
Other Income	10,299	0			10,299
Income before Income Taxes	33,354	3,764,688		(1,370,702)	2,427,340
Provision for Income Taxes	36,975	0	(3)	957,595	994,570
Net Income	(3,621)	3,764,688		(2,328,296)	1,432,771
Other Comprehensive Income
Unrealized Gain(Loss) of Securities	94,004	0			94,004
Comprehensive Income	$90,383	$3,764,688		(2,328,296)	$1,526,775

Net Income per Share
Basic	$0.00				$0.04
Fully Diluted	$0.00				$0.03

Weighted Average Shares (Basic)	33,809,371	4,649,859			38,459,230

Weighted Average Share (Fully Diluted)	39,467,062	4,649,859			44,116,921

Think Partnership Inc

Combined Pro Forma Statement of Income and Comprehensive Income (Unaudited)

Three Months Ended March 31, 2006

	Think	iLead		Adjustments	Total
Net Revenue	$12,050,393	$3,379,273			$15,429,666
Cost of Revenue	3,353,880	1,634,343			4,988,223
Gross Profit	8,696,513	1,744,930			10,441,443
Selling, General and Administrative Expenses	9,056,568	1,610,748			10,667,316
Amortization of Purchased Intangibles	555,499	0	(2)	251,875	807,374
Income from Operations	(915,554)	134,182		(251,875)	(1,033,247)
Other Income(Expense)
Interest Income	860	0			860
Interest Expense	(242,381)	0			(242,381)
Other Income	1,942	0			1,942
Income before Income Taxes	(1,155,133)	134,182		(251,875)	(1,272,826)
Provision for Income Taxes	(446,493)	0	(3)	(47,077)	(493,570)
Net Income	(708,640)	134,182		(204,798)	(779,256)
Other Comprehensive Income
Unrealized Gain(Loss) on Securities	(4,980)				(4,980)
Comprehensive Income	$(713,620)	$134,182		(204,798)	$(784,236)

Net Income per Share
Basic	$(0.02)				$(0.02)
Fully Diluted	$(0.02)				$(0.02)

Weighted Average Shares (Basic)	40,033,321	4,649,859			44,683,180

Weighted Average Share (Fully Diluted)	44,929,969	4,649,859			49,579,828

Notes to Unaudited Pro Forma Combined Financial Information

Note (1) This adjustment represents the purchase price allocation. The valuation of the intangibles is currently being performed by an independent valuation firm. These are estimates.

Note (2) This adjustment reflects the estimated amount of amortization that would have been recognized from the acquired intangible assets during the period reflected.

Note (3) This adjustment reflects the estimated combined income tax effect that would have been recognized using applicable state and federal tax rates in effect during the periods presented.